Exhibit 99.02

Second Quarter 2017 Results – CFO Commentary

November 3, 2016

A reconciliation for non-GAAP financial measures discussed in this commentary to the most directly comparable GAAP financial measures is provided below and included in our financial tables that accompany our earnings press release available on http://investor.symantec.com/investor-relations/events-calendar/.

Q2 Fiscal 2017 Commentary

GAAP revenue was $979 million, up 8% year-over-year as reported and up 6% in constant currency. Non-GAAP revenue was $1,015 million, up 12% year-over-year as reported and up 10% in constant currency, and above our guidance range.

GAAP operating loss was ($12) million and GAAP operating margin was (1.2%).

Non-GAAP operating income was $296 million and non-GAAP operating margin was 29.2%, and above our guidance range.

Foreign currency positively impacted revenue and operating income by $15 million on a year-over-year basis. For reference, our sales in the United Kingdom are ~9% of total  sales over the last twelve months (including Blue Coat) and foreign currency exposure to the British pound is ~1% of sales and ~4% of operating expenses.

GAAP net loss was $144 million and GAAP EPS was ($0.23). Non-GAAP net income was $192 million and non-GAAP EPS was $0.30.

GAAP continuing operations income taxes benefit rate was 38%. Our Q2 fiscal 2017 non-GAAP income taxes expense rate was 29%.

GAAP EPS was calculated using 620 million fully diluted shares. Non-GAAP EPS was calculated using 644 million fully diluted shares.

Q2 Fiscal 2017 Segment Results – Enterprise Security

GAAP Enterprise Security segment revenue was $574 million, up 18% year-over-year as reported and up 17% in constant currency. Non-GAAP Enterprise Security segment revenue was $610 million, up 26% year-over-year as reported and up 24% in constant currency. For the two month period since the closing on August 1st, Blue Coat contributed $88 million to GAAP Enterprise Security segment revenue and $124 million to non-GAAP Enterprise Security segment revenue.

GAAP Enterprise Security operating income was $25 million resulting in a GAAP operating margin of 4%. Non-GAAP Enterprise Security operating income was $72 million resulting in a non-GAAP operating margin of 12%.

Q2 Fiscal 2017 Segment Results – Consumer Security

Consumer Security segment revenue was $405 million, down 4% year-over-year as reported and down 5% in constant currency.

Consumer Security operating income was $224 million resulting in an operating margin of 55%.

Discontinued Operations

The Veritas sale closed on January 29, 2016. The results of operations of our former information management business are disclosed as discontinued operations on the GAAP income statement and are excluded from our non-GAAP income statement.

Cash Flow Statement

Cash flow from operations during the quarter was $55 million which included the negative impact of separation and restructuring payments totaling $45 million.

Capital expenditures were $17 million. We expect fiscal 2017 capital expenditures to be approximately $200 million.

During Q2, we paid $52 million in dividends and dividend equivalents.  On March 21, 2016, we entered into accelerated stock buyback agreements with Citibank, Merrill Lynch, and Wells Fargo to repurchase $1.0 billion of shares. The Company made an upfront payment of $1.0 billion on March 24, 2016 and received initial shares of 42 million. On November 3rd, 2016, we completed the ASR and expect to receive approximately 6 to 7 million shares.

Balance Sheet

Cash, cash equivalents and short-term investments at the end of the quarter was $5.6 billion of which approximately 61% is located outside of the United States.

Deferred Revenue at the end of the quarter was $2.5 billion. The deferred revenue balance includes $157 million related to Veritas deferred revenue booked in prior shared contracts.

Debt at the end of the quarter was $7.2 billion.

●	A schedule of the dilutive impact from the convertible debt is available on our Investor Relations website

Blue Coat Acquisition

Special note regarding deferred revenue fair value adjustment: We define non-GAAP net revenues as net revenues excluding the impact of purchase accounting. We regularly monitor these measures to assess its operating performance. On August 1, 2016, in connection with the Symantec acquisition of Blue Coat, Inc. (“Blue Coat”), and on May 22, 2015, as part of the Bain Capital Investors, LLC (“Bain”) acquisition of Blue Coat, the deferred revenue balances from Blue Coat products were required to be written down due to purchase accounting in accordance with GAAP. The impact on revenues related to purchase accounting as a result of these transactions, particularly as a result of the Symantec acquisition of Blue Coat, limits the comparability of revenues between periods. While the deferred revenue written down in connection with the acquisitions will never be recognized as revenues under GAAP, we do not expect the Symantec or Bain acquisition of Blue Coat to have an impact on future renewal rates of the contracts included within the deferred revenue write-down, nor do we expect revenues generated from new service and subscription contracts to be similarly impacted by purchase accounting adjustments. Accordingly, we believe presenting non-GAAP net revenues to exclude the impact of purchase accounting adjustments, including the deferred revenue write-down, aids in the comparability between periods and in assessing our overall operating performance. Without these adjustments, it would be difficult for investors to assess our financial performance and trends. Non-GAAP net revenues has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for GAAP net revenues. Other companies in our industry may calculate this measure differently, which may limit its usefulness as a comparative measure.

Outlook

The following statements concerning Symantec are forward-looking and actual results could differ materially from current expectations. These statements are subject to risks and uncertainties, including those set forth in the Risk Factors section in the company’s Annual Report on Form 10-K for the fiscal year ended April 1, 2016, and the Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2016, and as otherwise discussed in the company’s filings with the Securities and Exchange Commission.

Q3 Fiscal 2017

●	Our fiscal third quarter guidance assumes a weighted-average exchange rate of $1.12/€.

●	We expect GAAP revenue to be between $1,023 and $1,043 million and non-GAAP revenue to be between $1,070 and $1,090 million.

●	For our Consumer Security segment, we expect revenue to decline year-over-year by approximately 3% to 5% as reported and approximately 6% in constant currency.

●	For our Enterprise Security segment, we expect GAAP revenue to increase year-over-year by approximately 27% to 30% as reported and approximately 25% to 28% in constant currency.

●	In addition, for our Enterprise Security segment, we expect non-GAAP revenue to increase year-over-year by approximately 36% to 39% as reported and approximately 34% to 37% in constant currency.

●	We expect GAAP operating margin to be between (6%) and (5%) and non-GAAP operating margin to be between 27% and 28%.

●	We expect third fiscal quarter GAAP EPS in the range of (2¢) and break-even and non-GAAP EPS in the range of 27¢ to 29¢.

●
Our guidance assumes a fully diluted weighted-average share count of 620 million for GAAP, which equals basic weighted-average shares because the midpoint of our guidance is a loss position, and 650 million for non-GAAP.

Fiscal 2017

●	Our fiscal 2017 guidance assumes a weighted average exchange rate of $1.12/€.

●	We expect GAAP revenue to be between $3,925 and $4,005 million and non-GAAP revenue to be between $4,040 and $4,120 million.

●	We expect GAAP operating margin to be between 1% and 3% and non-GAAP operating margin to be between 27% and 29%

●	We expect GAAP EPS in the range of (7¢) and (1¢) and non-GAAP EPS in the range of $1.12 to $1.18.

●	Our guidance assumes a fully diluted weighted average share count of 615 million for GAAP, which equals basic weighted-average shares because our guidance is a loss position, 640 million.

Fiscal 2018

●	We expect GAAP EPS in the range of 48¢ to 58¢ and non-GAAP EPS in the range of $1.70 to $1.80.

Use of GAAP and Non-GAAP Financial Information:

Our results of operations have undergone significant change due to the impact of purchase accounting on revenue and cost of revenue on Blue Coat products, certain acquisition and integration costs, litigation accruals, discontinued operations, stock-based compensation, restructuring, transition and separation matters, charges related to the amortization of intangible assets, and certain other income and expense items that management considers unrelated to the Company’s core operations. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures including constant currency information. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management team uses these non-GAAP financial measures in assessing Symantec’s operating results, as well as when planning, forecasting and analyzing future periods. Investors are encouraged to review the reconciliations of our non-GAAP financial measures to the comparable GAAP results, which are attached below.

Reconciliations of GAAP Measures to Non-GAAP Measures:

SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)
(Dollars in millions, except per share data, unaudited)

							Year-Over-Year
	Three Months Ended						Non-GAAP Growth Rate
	September 30, 2016			October 2, 2015				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency (2)
Net revenues	$979	$36	$1,015	$906	$-	$906	12%	10%
Gross profit:	$769	$87	$856	$746	$19	$765	12%	10%
Deferred revenue fair value adjustment		36			-
Unallocated corporate charges (3)		-			11
Stock-based compensation		5			2
Amortization of intangible assets		35			6
Inventory fair value adjustment		11			-
Gross margin %	78.5%	5.8%	84.3%	82.3%	2.1%	84.4%	-10 bps	-30 bps
Operating expenses:	$781	$221	$560	$646	$164	$482	16%	16%
Unallocated corporate charges (3)		-			76
Stock-based compensation		80			43
Amortization of intangible assets		34			14
Restructuring, separation, transition, and other		64			31
Acquisition and integration costs		43			-
Operating expenses as a % of revenue	79.8%	-24.6%	55.2%	71.3%	-18.1%	53.2%	200 bps	290 bps
Operating income (loss)	$(12)	$308	$296	$100	$183	$283	5%	-1%
Operating margin %	-1.2%	30.4%	29.2%	11.0%	20.2%	31.2%	-200 bps	-320 bps
Net income (loss):	$(144)	$336	$192	$156	$40	$196	-2%	N/A
Gross profit adjustment		87			19
Operating expenses adjustment		221			164
Non-cash interest expense and amortization of debt issuance costs		12			-
Income tax effects and adjustments		(59)			(40)
Total net income (loss) adjustment from discontinued operations		75			(103)
Diluted income (loss) per share:
Income (loss) per share from continuing operations	$(0.11)	$0.41	$0.30	$0.08	$0.21	$0.29
Income (loss) per share from discontinued operations	(0.12)	0.12	-	0.15	(0.15)	-
Diluted net income (loss) per share	(0.23)	0.53	0.30	0.23	0.06	0.29	3%	N/A
Diluted weighted-average shares outstanding	620	24	644	687	-	687	-6%	N/A

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.
(3) This item consists of charges previously allocated to our discontinued information management business. Please see Appendix A for further information.

SYMANTEC CORPORATION
Guidance and Reconciliation of GAAP to Non-GAAP Revenue, Operating Margin and Earnings Per Share (1)
(Dollars in millions, except per share data, unaudited)

Third Quarter Fiscal Year 2017
Revenue Guidance	Three Months Ended December 30, 2016
		Year-Over-Year Growth Rate (2)
	Range	Actual	Constant Currency (3)
GAAP revenue range	$1,023 - $1,043	13% - 15%	10% - 12%
Add back:
Deferred revenue fair value adjustment	$47	5%	5%
Non-GAAP revenue range (4)	$1,070 - $1,090	18% - 20%	15% - 18%

Segment Revenue Guidance	Three Months Ended December 30, 2016
		Year-Over-Year Growth Rate (2)
	Range	Actual	Constant Currency (3)
GAAP Consumer Security revenue range	$395 - $400	(5%) - (3%)	(6%)
GAAP Enterprise Security revenue range	$628 - $643	27% - 30%	25% - 28%
Add back:
Deferred revenue fair value adjustment	$47	9%	9%
Non-GAAP Enterprise Security revenue range	$675 - $690	36% - 39%	34% - 37%

	Three Months Ended December 30, 2016
		Year-Over-Year Increase
Operating Margin Guidance and Reconciliation	Range	Actual
GAAP operating margin	(6%) - (5%)	--
Add back:
Deferred revenue fair value adjustment	3%
Stock-based compensation	9%
Other non-GAAP adjustments	20%
Non-GAAP operating margin (4)	27% - 28%	--

	Three Months Ended December 30, 2016
		Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation	Range	Actual
GAAP diluted earnings per share range	($0.02) - ($0.00)	--
Add back:
Deferred revenue fair value adjustment, net of taxes	$0.06
Stock-based compensation, net of taxes	$0.11
Other non-GAAP adjustments, net of taxes	$0.12
Non-GAAP diluted earnings per share range	$0.27 - $0.29	--

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) Growth rates are calculated using prior period GAAP revenue which was the same as non-GAAP revenue.

(3) Management refers to growth rates adjusting for currency fluctuations in foreign currency exchange rates so that the business results can be viewed without the impact of these fluctuations. We compare the percent change of the results from one period to another period in order to provide a consistent framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

(4) The total percentages may not add due to rounding.

SYMANTEC CORPORATION
Guidance and Reconciliation of GAAP to Non-GAAP Revenue, Operating Margin and Earnings Per Share (1)
(Dollars in millions, except per share data, unaudited)

Fiscal Year 2017
Revenue Guidance	Year Ended March 31, 2017
Year-Over-Year Growth Rate (2)
	Range	Actual	Constant Currency (3)
GAAP revenue range	$3,925 - $4,005	9% - 11%	7% - 10%
Add back:
Deferred revenue fair value adjustment	$115	3%	3%
Non-GAAP revenue range (4)	$4,040 - $4,120	12% - 14%	11% - 13%

	Year Ended March 31, 2017
		Year-Over-Year Increase
Operating Margin Guidance and Reconciliation	Range	Actual
GAAP operating margin	1% - 3%	--
Add back:
Deferred revenue fair value adjustment	2%
Stock-based compensation	8%
Other non-GAAP adjustments	16%
Non-GAAP operating margin	27% - 29%	--

	Year Ended March 31, 2017
		Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation	Range	Actual
GAAP diluted earnings per share range	($0.07) - ($0.01)	--
Add back:
Deferred revenue fair value adjustment, net of taxes	$0.14
Stock-based compensation, net of taxes	$0.36
Other non-GAAP adjustments, net of taxes	$0.69
Non-GAAP diluted earnings per share range	$1.12 - $1.18	--

	Year Ended March 30, 2018
		Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation	Range	Actual
GAAP diluted earnings per share range	$0.48 - $0.58	--
Add back:
Non-GAAP adjustments	$1.22
Non-GAAP diluted earnings per share range	$1.70 - $1.80	--

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) Growth rates are calculated using prior period GAAP revenue which was the same as non-GAAP revenue.

(3) Management refers to growth rates adjusting for currency fluctuations in foreign currency exchange rates so that the business results can be viewed without the impact of these fluctuations. We compare the percent change of the results from one period to another period in order to provide a consistent framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

(4) The total percentages may not add due to rounding.

Explanation of Non-GAAP Measures

Discontinued operations:  In August 2015, we entered into a definitive agreement to sell the assets of our information management business (“Veritas”) to Carlyle. In January 2016, we and Carlyle amended the terms of the purchase agreement for Carlyle's acquisition of Veritas. The transaction closed on January 29, 2016. The results of Veritas are presented as discontinued operations in our Consolidated Statements of Operations and thus have been excluded from continuing operations and segment results for all reported periods. Furthermore, Veritas' assets and liabilities were removed from our Consolidated Balance Sheet as of April 1, 2016, and have been classified as discontinued operations on our Consolidated Balance Sheet for all prior periods.

Deferred revenue fair value adjustment:  We define non-GAAP net revenues as net revenues excluding the impact of purchase accounting. We regularly monitor these measures to assess its operating performance. On August 1, 2016, in connection with the Symantec acquisition of Blue Coat, Inc. (“Blue Coat”), and on May 22, 2015, as part of the Bain Capital Investors, LLC (“Bain”) acquisition of Blue Coat, the deferred revenue balances from Blue Coat products were required to be written down due to purchase accounting in accordance with GAAP. The impact on revenues related to purchase accounting as a result of these transactions, particularly as a result of the Symantec acquisition of Blue Coat, limits the comparability of revenues between periods. While the deferred revenue written down in connection with the acquisitions will never be recognized as revenues under GAAP, we do not expect the Symantec or Bain acquisition of Blue Coat to have an impact on future renewal rates of the contracts included within the deferred revenue write-down, nor do we expect revenues generated from new service and subscription contracts to be similarly impacted by purchase accounting adjustments. Accordingly, we believe presenting non-GAAP net revenues to exclude the impact of purchase accounting adjustments, including the deferred revenue write-down, aids in the comparability between periods and in assessing our overall operating performance. Without these adjustments, it would be difficult for investors to assess our financial performance and trends. Non-GAAP net revenues has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for GAAP net revenues. Other companies in our industry may calculate this measure differently, which may limit its usefulness as a comparative measure.

Inventory fair value adjustment:  Purchase accounting requires us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustments to our cost of revenues in the second quarter of fiscal 2017 exclude the expected profit margin component that is recorded under purchase accounting associated with our acquisition of Blue Coat. We believe the adjustments are useful to investors as an additional means to reflect cost of revenues and gross margin trends of our business.

Unallocated corporate charges:  A significant portion of the segments' expenses arise from shared services and infrastructure that we have historically provided to the segments in order to realize economies of scale and to efficiently use resources. These expenses, collectively called corporate charges, include legal, accounting, real estate, information technology services, treasury, human resources and other corporate infrastructure expenses. Charges were allocated to the segments, and the allocations were determined on a basis that we consider to be a reasonable reflection of the utilization of services provided to or benefits received by the segments. Corporate charges previously allocated to our information management business, but not classified within discontinued operations, were not reallocated to our other segments. We eliminate these unallocated corporate charges from our non-GAAP operating results to facilitate a more meaningful comparison of our past operating performance to current operating results.

Stock-based compensation:  This consists of expenses for employee stock options, restricted stock units, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation.  When evaluating the performance of our individual business units and developing short- and long-term strategic plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but not for stock-based compensation expenses as we believe that management is limited in its ability to project the impact of stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.

Amortization of intangible assets:  When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred.  In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

Acquisition and integration costs:  These represent the transaction and integration costs associated with the Blue Coat acquisition.  These costs include all incremental expenses incurred to effect a business combination. Acquisition costs include advisory, legal, accounting, valuation, and other professional or consulting fees. Integration costs include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs.  We exclude the transaction and integration expenses as they are related acquisitions and have no direct correlation to the operation of our business and because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer operating results.

Restructuring, separation, transition and other:  We have engaged in various restructuring, separation, transition, and other activities over the past several years that have resulted in costs associated with severance, facilities, transition, and other related costs. Separation and associated costs consist of consulting and disentanglement costs incurred to separate our security and information management businesses into standalone companies, as well as costs to prune selected product lines that do not fit either our growth or margin objectives. Transition and associated costs consist of consulting charges associated with the implementation of our Enterprise Resource Planning systems. Additionally, other costs primarily consist of asset write-offs and advisory fees incurred in connection with restructuring events. Each restructuring, separation, transition, and other activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope.  We do not engage in restructuring, separation, transition, or other activities in the ordinary course of business.  While our operations previously benefited from the employees and facilities covered by our various restructuring and separation charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period.

We believe that it is important to understand these charges and that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

Non-cash interest expense and amortization of debt issuance costs: In accordance with GAAP, we separately account for the value of the conversion feature on our convertible notes as a debt discount, which is amortized in a manner that reflects our debt borrowing rate. Additionally, we amortize debt issuance costs over the term of the related debt.  We exclude the difference between the imputed interest expense, which includes the amortization of the conversion feature and of the issuance costs, and the coupon interest expense, because we believe that excluding this item provides meaningful supplemental information regarding operational performance and liquidity, along with enhancing investors’ ability to view the Company’s results from management’s perspective. In addition, excluding this item from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer operating results.

Income tax effects and adjustments:  Our non-GAAP tax rate for Q2 FY17 was 29%. We use a projected long-term non-GAAP tax rate in order to provide better consistency across the interim financial reporting periods by eliminating the effects of stock based compensation, amortization of intangible assets and restructuring, separation and transition and other related charges. The long-term projected non-GAAP tax rate also reflects the elimination of the effects of certain discontinued operations accounting policy elections and unique GAAP reporting requirements under discontinued operations as a result of the sale of Veritas. This long-term tax rate could be subject to change for a variety of reasons, such as significant changes in the geographic earnings mix due to acquisition activities or fundamental tax law changes in major jurisdictions where we operate. We will evaluate and assess the appropriateness of this rate annually, giving due consideration to the impacts of significant events and structural changes in the Company.

Diluted GAAP and non-GAAP weighted-average shares outstanding:  Diluted GAAP and non-GAAP weighted-average shares outstanding are the same except in periods that there is a GAAP loss from continuing operations. In accordance with authoritative accounting guidance, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.

Constant currency:  Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates.  We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.  To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

Forward Looking Statements:

This commentary contains statements regarding our projected financial and business results and expected capital expenditures, which are forward-looking within the meaning of the U.S. federal securities laws, including statements regarding our capital allocation strategy and plans and statements regarding the expected benefits to our Company, its customers, stockholders and investors from the acquisition of Blue Coat.  These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this presentation. Such risk factors include those related to: the potential impact on the businesses of Blue Coat and Symantec due to uncertainties in connection with the acquisition; the retention of employees of Blue Coat and the ability of Symantec to successfully integrate Blue Coat and to achieve expected benefits; general economic conditions; risks related to general economic conditions; our Company’s leadership transition plan; maintaining customer and partner relationships; the anticipated growth of certain market segments; our sales pipeline and business strategy; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; fluctuations in tax rates and currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses; and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this presentation. We assume no obligation, and do not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risk factors is contained in the Risk Factors sections of our annual report on Form 10-K for the fiscal year ended April 1, 2016 and the Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2016.

We assume no obligation to update any forward‐looking information contained in this presentation.